UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

On December 3, 2015, NRG Energy, Inc. (the “Company”) has reaffirmed its full year 2015 and 2016 guidance as set forth below:

2015 and 2016 Adjusted EBITDA and FCF before Growth Investments Guidance

($ in millions)	2015(1)	2016(2)
Adjusted EBITDA	$3,250 –3,350	$3,000 –3,200
Interest payments	(1,155)	(1,140)
Income tax	(30)	(40)
Adjusted EBITDA from NRG Home Solar	(175)	—
Working capital/other changes	200	75
Adjusted Cash Flow from Operations	$2,090 – 2,190	$1,895 –2,095
Maintenance capital expenditures, net	(435)-(465)	(435)-(465)
Environmental capital expenditures, net	(295)-(325)	(235)-(265)
Preferred dividends	(10)	(10)
Distributions to non-controlling interests	(145)-(155)	(195)-(205)
Free Cash Flow—before Growth Investments	$1,125 – 1,225	$1,000 – 1,200
“GreenCo” Runway Intercompany Revolver(2)		$(125)

(1)         2015 guidance excludes expected negative contribution of $175 million from NRG Home Solar.

(2)         2016 guidance excludes “GreenCo” entities which are limited to the $125 million revolver facility. 2016 guidance includes the impact of the recently announced $150 million expense reductions across general & administrative, marketing and development expenses and the $100 million of operation and maintenance costs across the Business segment.

The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K is being furnished and shall not be deemed filed for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Safe Harbor Disclosure

This current report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally and the ability to refinance the Midwest Generation fleet, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to find third party investment in GreenCo and realize the associated benefits of a sale of a majority interest in the GreenCo businesses, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of December 3, 2015. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated: December 3, 2015